Arthur Don
Tel 312.456.8438
Fax 312.456.8435
dona@gtlaw.com

October 24, 2013

IronBridge Funds, Inc.
One Parkview Plaza
Suite 700
Oakbrook Terrace, Illinois 60181

Re:	IronBridge Funds, Inc.

Dear Ladies and Gentlemen:

           As counsel for IronBridge Funds, Inc. (the “Registrant”), we consent to the incorporation by reference of our opinion dated October 26, 2012, solely with respect to the Registrant’s series designated the IronBridge Small Cap Fund, IronBridge SMID Cap Fund, IronBridge Global Fund and IronBridge Large Cap Fund, as filed with the Registrant’s registration statement on Form N-1A, Securities Act registration no. 333-165633, on October 26, 2012.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP  ■ATTORNEYS AT LAW  ■WWW.GTLAW.COM
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